Exhibit 99.2

Amesite Inc. Announces Launch of Additional Undergraduate and Professional Certificate Offerings with Humphreys University

ANN ARBOR, Michigan – Monday, March 4, 2019—Amesite, Inc. (the “Company”), an artificial intelligence software company targeting the college course market, announced today its plan to launch additional online undergraduate course offering with its partner, Humphreys University this summer, following successful launches with Humphreys University in California in Fall, 2018 and Winter, 2019. The courses are Math 120 (Statistics), PSY 101 (Introductory Psychology), ECON 101 (Economics I), ECON 102 (Economics II), SOC 101 (Introduction to Sociology), PHIL 101 (Introduction to Philosophy).

Credits for several of these undergraduate courses are accepted at five California State Universities: Bakersfield, Dominguez Hills, Long Beach, Northridge and Sacramento and Stanislaus. Students should visit https://www.amesite.com/register to learn more about the courses, credit transfers for specific courses, and course registration. Courses begin July 1, 2019.

The partners are also offering a new, professional certificate program in Logistics. Learners who complete the 12-week professional program will receive a Certificate in Logistics. The Central Valley of California is a major international distribution hub, and this program is targeted at professionals who wish to improve their skills in logistics, inventory, supply chain and warehousing management. The program starts April 8, 2019.

State Senator Cathleen Galgiani (5th District, CA), said "I’m pleased to see this partnership between Amesite and Humphreys University, that will expand educational opportunities throughout the State. This kind of new technology that Amesite is bringing, is vital to education – we need ways of making delivery more engaging, and more affordable."

Mike Ammann, President and CEO of the San Joaquin Partnership said "There has been an incredible boom in manufacturing, e-commerce warehousing and distribution in San Joaquin County and workers who know manufacturing and logistics are essential for our region’s growth. This partnership will help educate people to run the automation of industry 4.0 and massive supply chain distributions operations that have located here. This is just the beginning."

Humphreys University President Bob Humphreys said, “We are pleased once again to partner with Amesite as we begin to scale our first-year college offerings together, which we are making accessible throughout the State of California. We are also pleased to deliver logistics – a professional program that is so closely tied to our regional economy.”

Amesite CEO, Dr. Ann Marie Sastry, said “We are delighted to build the partnership with Humphreys University, with scale for undergraduate courses and new offerings for professionals. Logistics training enables professionals to run distribution operations with greater efficiency – which is better for the economy, and for the environment.”

Enrollment will remain open for Logistics until April 15, 2019. Students should visit https://www.amesite.com/products to learn more about the programs and course registration.

Amesite’s online learning solutions for colleges, universities, faculty and students utilize artificial intelligence technologies, including machine learning and natural language processing, to deliver cost effective, cloud-based digital versions of lower level courses that greatly enhance and improve the learning experience of students. Amesite’s online platform includes customized user messaging and tracking as well as seamless integration of current events into traditional course materials, creating a more meaningful experience for both students and instructors alike.

About Humphreys University

With campuses in Stockton and Modesto, California, Humphreys University is a non-profit, independent California institution of higher education with over 120 years of educational dedication. Humphreys is accredited by the Western Association of Schools and Colleges Senior College and University Commission (WSCUC), and provides access to higher learning, community, and opportunity with a balance between education and practical life for motivated students who want to reach higher. With 100% of courses taught by faculty, and offerings ranging from Associate, Bachelor, Master’s degree programs, to the Drivon School of Law, Humphreys offers a range of options for learning.

About Amesite, Inc.

Amesite is a high tech artificial intelligence software company offering a cloud-based platform for college and university courses to be cost-effectively and conveniently delivered to learners online and in hybrid online/on campus formats. Amesite uses artificial intelligence technologies to provide customized environments for learners, easier-to-manage interfaces for instructors, and greater accessibility for college degree seekers in the US education market and beyond. The Company leverages existing college infrastructures, adding mass customization and cutting-edge technology to provide cost-effective, accessible, scalable and improved learning experiences to students. Founded in 2017, Amesite is based in Ann Arbor, Michigan. For more information, visit https://amesite.com.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company, the Company’s online machine learning platform, the Company’s business plans, the commercialization of the Company’s online learning solutions, existing and potential customers and partners, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858-794-9500

bprag@delmarconsulting.com

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